Exhibit 99.1

PhenixFIN Corporation Announces First Quarter 2021 Financial Results

New York, NY, February 16, 2021 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal first quarter of 2021.

First Quarter 2021 Highlights

●	Total investment income of $12.8 million; net investment income of $8.3 million
●	$62.4 million in cash on December 31, 2020
●	Sale of MCC Senior Loan Strategy JV I LLC (“MCC JV”), resulting in net proceeds of $41 million
●	Full redemption of $74.0 million of the 6.5% Notes due 2021
●	Net asset value of $144.2 million, or $52.94 per share vs. $55.30 per share as of September 30, 2020

David Lorber, Chief Executive Officer of the Company, stated: “The quarter brought significant change for the organization with the announced sale of the MCC JV facility, meaningful debt paydown, and the announced transition to the internalized management structure. I am pleased with the market’s favorable reaction to this change and with the cohesive transition to the internalized management structure for all aspects of the business. The new team is excited for the prospects of PhenixFIN Corporation and we look forward to driving value for shareholders.”

As previously announced on October 9, 2020, the Board of Directors of the Company (the “Board”) approved the sale of the MCC JV facility, leading to the October 21, 2020 redemption of the $74 million 6.5% Notes due January 2021. In addition, on November 18, 2020, the Board approved the adoption of an internalized management structure, effective January 1, 2021, replacing the externalized management structure, including the Investment Management Agreement and Administration Agreement with MCC Advisors LLC (both of which expired on December 31, 2020).

Subsequent to quarter end, on January 11, 2021, the Company announced that the Board of Directors approved a share repurchase program authorizing up to $15 million in share repurchases. Under the share repurchase program, the Company is authorized to repurchase from time to time its common stock in open market or other transactions, subject to applicable regulatory requirements.

First Quarter 2021 Financial Results

For the three months ended December 31, 2020, total investment income was $12.8 million, which consisted, in part, of a November 2020 dividend distribution from JFL-NGS Partners, LLC, a portfolio company, in the amount of $10.3 million. For the three months ended December 31, 2020, interest and PIK income comprised $2.2 million. Net investment income for the three months ended December 31, 2020 was $8.3 million, or $3.06 per share.

For the three months ended December 31, 2020, total net expenses (net of the expense support agreement) were $4.5 million.

For the three months ended December 31, 2020, the Company recorded a net realized loss of $14.8 million.

Portfolio and Investment Activities

As of December 31, 2020, the fair value of the Company’s investment portfolio totaled $159.5 million and consisted of 37 portfolio companies.

As of December 31, 2020, the Company had 9 portfolio company investments on non-accrual status.

Liquidity and Capital Resources

At December 31, 2020, the Company had $62.4 million in cash and $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. On November 18, 2020, the Board approved the adoption of an internalized management structure, effective January 1, 2021.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION (f/k/a Medley Capital Corporation)

Consolidated Statements of Assets and Liabilities

	December 31, 2020 (Unaudited)	September 30, 2020
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $90,542,838 and $117,360,954, respectively)	$83,446,768	$114,321,948
Affiliated investments (amortized cost of $80,340,191 and $92,898,755, respectively)	70,196,136	84,873,023
Controlled investments (amortized cost of $37,987,321 and $117,874,821, respectively)	5,898,013	47,548,578
Total Investments at fair value	159,540,917	246,743,549
Cash and cash equivalents	62,414,223	56,522,148
Receivables:
Interest receivable	238,814	624,524
Fees receivable	106,528	119,028
Other assets	1,675,933	2,093,559
Total Assets	$223,976,415	$306,102,808

Liabilities:
Notes payable (net of debt issuance costs of $619,167 and $905,624, respectively)	$77,227,633	$150,960,662
Interest and fees payable	-	801,805
Due to affiliates	-	53,083
Management and incentive fees payable	1,146,403	1,392,022
Administrator expenses payable	484,412	156,965
Accounts payable and accrued expenses	900,851	2,108,225
Deferred revenue	35,450	10,529
Total Liabilities	79,794,749	155,483,291

Guarantees and Commitments

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 and 2,723,709 common shares issued and outstanding, respectively	2,724	2,724
Capital in excess of par value	672,381,617	672,381,617
Total distributable earnings/(loss)	(528,202,675)	(521,764,824)
Total Net Assets	144,181,666	150,619,517
Total Liabilities and Net Assets	$223,976,415	$306,102,808

Net Asset Value Per Common Share	$52.94	$55.30

PHENIXFIN CORPORATION (f/k/a Medley Capital Corporation)

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	December 31, 2020	December 31, 2019
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,671,813	$3,217,709
Payment in-kind	170,029	199,012
Affiliated investments:
Cash	352,291	209,248
Payment in-kind	-	947,473
Controlled investments:
Cash	1,190	83,208
Payment in-kind	-	495,382
Total interest income	2,195,323	5,152,032
Dividend income	10,263,501	1,837,500
Interest from cash and cash equivalents	940	218,138
Fee income	341,464	283,540
Total Investment Income	12,801,228	7,491,210

Expenses:
Base management fees	1,146,403	2,008,234
Incentive fees	-	-
Interest and financing expenses	2,017,641	5,143,929
General and administrative expenses	377,934	516,842
Administrator expenses	484,412	551,522
Insurance expenses	485,012	297,998
Directors fees	475,717	316,000
Professional fees, net	(515,622)	(4,416,075)
Total expenses net of expense support reimbursement	4,471,497	4,418,450
Net Investment Income	8,329,731	3,072,760

Realized and unrealized gains (losses) on investments
Net realized gains/(losses):
Non-controlled, non-affiliated investments	3,893,722	(57,799)
Affiliated investments	(10,452,928)	-
Controlled investments	(40,147,570)	(1,686,837)
Total net realized gains/(losses)	(46,706,776)	(1,744,636)
Net change in unrealized gains/(losses):
Non-controlled, non-affiliated investments	(4,057,063)	3,747,374
Affiliated investments	(2,118,324)	9,440,599
Controlled investments	38,236,935	(9,457,114)
Total net change in unrealized gains/(losses)	32,061,548	3,730,859
Loss on extinguishment of debt	(122,354)	(889,150)
Total realized and unrealized gains/(losses)	(14,767,582)	1,097,073

Net Increase/(Decrease) in Net Assets Resulting from Operations	$(6,437,851)	$4,169,833

Weighted Average Basic and diluted earnings per common share	$(2.36)	$1.53
Weighted Average Basic and diluted net investment income/(loss) per common share	$3.06	$1.13
Weighted Average Common Shares Outstanding - Basic and Diluted	2,723,709	2,723,709 (1)

(1)	Basic and diluted shares has been adjusted for 2019 to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

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